                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          Harbor Federal Bancorp, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                          Harbor Federal Bancorp, Inc.
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Rules 0-11(c)(1)(iii), 14a-6(i)(1), or 14a-6(i)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         _______________________________________________________________________

     2.  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         _______________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:
          _________________________________________________

     2.   Form, Schedule or Registration Statement No.:
          _________________________________________________

     3.   Filing Party:
          _________________________________________________

     4.   Date Filed:
          _________________________________________________

                          [HARBOR FEDERAL LETTERHEAD]



                                 June 17, 1996



     Dear Stockholder:

          We invite you to attend the annual meeting of stockholders of Harbor Federal Bancorp, Inc. to be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 17, 1996 at 2:30 p.m.

          The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's principal subsidiary, Harbor Federal Savings Bank. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

          ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                    Sincerely,


                                    /s/ Robert A. Williams

                                    Robert A. Williams
                                    President

                          HARBOR FEDERAL BANCORP, INC.
                                 705 York Road
                           Baltimore, Maryland 21204
                                 (410) 296-1010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on July 17, 1996


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Harbor Federal Bancorp, Inc. (the "Company") will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 17, 1996 at 2:30 p.m.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company; and

          2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.
Stockholders of record at the close of business on June 3, 1996 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Joyce A. Lancaster

                              JOYCE A. LANCASTER
                              SECRETARY

Baltimore, Maryland
June 17, 1996

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                       OF
                          HARBOR FEDERAL BANCORP, INC.
                                 705 York Road
                           Baltimore, Maryland 21204

                         ANNUAL MEETING OF STOCKHOLDERS
                                 July 17, 1996


                                    GENERAL

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harbor Federal Bancorp, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 17, 1996 at 2:30 p.m. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about June 17, 1996.


                       VOTING AND REVOCABILITY OF PROXIES

          Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Joyce A. Lancaster, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

          Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in this proxy statement. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          Stockholders of record as of the close of business on June 3, 1996 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 1,754,420 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

          Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, at the Record Date, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.


                                        Amount and                   Percent of
                                        Nature of                    Shares of
Name and Address                        Beneficial                  Common Stock
of Beneficial Owner                     Ownership                   Outstanding
- -------------------                     ----------                  ------------

Harbor Federal Bancorp, Inc.
Employee Stock Ownership Plan
 ("ESOP")
705 York Road
Baltimore, Maryland 21204                 136,325/1/                     7.77

All directors and
 executive officers
 as a group (9 persons)                   198,717/2/                    11.33

- ---------------------

/1/ These are unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustees, currently Directors Lacy, Riehl and Stieff, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment.

/2/ Excludes unallocated shares held by the ESOP (see above); includes 60,722 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options; excludes 113,367 shares which all executive officers as a group did not have a right to purchase pursuant to the exercise unvested of stock options.


                             ELECTION OF DIRECTORS

General

     The Company's Board of Directors consists of six members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated J. Kemp Roche and Gideon N. Stieff, Jr. to serve as directors for a three-year period. All nominees currently are members of the Board. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

   The following table sets forth the names of the Board of Director's nominees for election as directors. Also set forth is certain other information with respect to each person's age, the year he first became a director of the Company's principal subsidiary, Harbor Federal Savings Bank ("Harbor Federal" or the "Bank"), the expiration of his term as a director, and the number and
percentage of shares of Common Stock beneficially owned.   Each director of the
Company is also a member of the Board of Directors of the Bank.


                                                                                 Shares of
                                              Year First                        Common Stock
                                              Elected as        Current         Beneficially
                              Age at          Director of        Term           Owned at the        Percent
     Name                  June 30, 1996       the Bank        to Expire       Record Date /1/      of Class
     ----                  -------------       --------        ---------       ---------------      --------

                                      BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999

J. Kemp Roche                   63               1965             1996              3,198              0.2

Gideon N. Stieff, Jr.           66               1969             1996             17,918              1.0

                                           DIRECTORS CONTINUING IN OFFICE

Joseph J. Lacy                  63               1963             1997              27,896             1.6

John H. Riehl, III              66               1990             1997              28,418             1.6

Louis V. Koerber                68               1968             1998              15,418             0.9

Robert A. Williams              66               1955             1998              35,186             2.0

- ---------------------

/1/ Excludes unallocated shares held by the ESOP (see "Voting Securities and Principal Holders Thereof"); includes 8,720, 8,720, 8,720, 6,220 and 10,900 shares which Messrs. Koerber, Lacy, Riehl, Stieff and Williams, respectively, had a right to purchase pursuant to the exercise of stock options; excludes 43,602 shares which Mr. Williams did not have a right to purchase pursuant to the exercise unvested of stock options.


       Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

       J. Kemp Roche had been employed as a supervisor in charge of warehouses with B. Von Paris & Sons Inc., a moving and storage company in Timonium, Maryland from 1985 to 1994. He is currently retired.

       Gideon N. Stieff, Jr. served until 1990 as Executive Vice President of Kirk-Stieff Co., a manufacturer of silver products, in Baltimore, Maryland. He has served on the Board of Directors of the Baltimore Opera Company and as Chairman of the Board of the Mount Clare Plantation Foundation, and he is a member of the Kiwanis Club of Baltimore City.

       Joseph J. Lacy is President of Lacy Foundries, Inc., a foundry for metal machinery in Baltimore, Maryland. He has been a member of the Board of Directors of Mercy Medical Center and the Jenkins Nursing Home.

       John H. Riehl, III is President of Riehl Estate Management Co. in Baltimore, Maryland. He is a trustee of Saint Mary's Spiritual Center and a member of the Parish Council - Shrine of the Sacred Heart Church.

   Louis V. Koerber is retired President of Budekes Paints, Inc., a paint supply house in Baltimore, Maryland. Mr. Koerber is Trustee of Church Home & Hospital Corp., and has served on the Board of Directors of Allpro Corp., the Better Business Bureau of Central Maryland, National Flag Day Foundation, Inc. and the Star-Spangled Banner Flag House Association. He is also a member of the Rotary Club of Baltimore City.

   Robert A. Williams has been affiliated with Harbor Federal since 1955 when he was appointed to the Board of Directors. In March of 1964 he was elected President of Harbor Federal. Mr. Williams is a past director of the Greater Baltimore Real Estate Board and for many years was a Director of Neighborhood Housing Services of Baltimore. He has also served as Chairman of the Maryland League of Financial Institutions and on the Boards of the Foundation for Savings Institutions, the South-East Conference of the U.S. League for Financial Institutions and the Federal Home Loan Bank of Atlanta.

Meetings and Committees of the Board of Directors

   The Boards of Directors of the Company and Harbor Federal hold regular monthly meetings and special meetings as needed. During the year ended March 31, 1996, the Boards of the Company and the Bank met ten and twelve times, respectively. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he was a member during the year. The Board of Directors of Harbor Federal has standing Executive, Loan and Compensation Committees. The full Boards of Directors of the Company and the Bank act as audit committees, and each of the Boards met once in this capacity to examine and approve the fiscal 1996 independent audit report.

   The Executive Committee consists of Directors Robert A. Williams and at least three others, and meets only when business decisions need to be made for the Board before the monthly meeting.

   The Loan Committee consists of Directors Robert A. Williams and at least three others. This committee meets at the call of the chair to analyze loans of a magnitude in excess of $300,000. This committee also acts on commercial business loans and acquisition, development and construction loans regardless of amount.

   The Compensation Committee consists of Directors Joseph J. Lacy (Chairman), John H. Riehl, III and Gideon N. Stieff, Jr. This committee meets twice a year to review performance appraisals on Harbor Federal's managers and to issue parameters for monitoring performance in Harbor Federal's personnel. The committee meets in the middle of the calendar year to discuss salary adjustments for personnel following suggested increments by their supervisors and senior management. The Committee also meets at the end of the calendar year to declare bonuses.

   The Company does not have a standing Nominating Committee. Under the Company's Bylaws, the Board of Directors acts as a nominating committee for selecting the management nominees for election as directors.

Executive Compensation

   Compensation Summary. The following table sets forth information regarding cash and noncash compensation for each of the three fiscal years ended March 31, 1996 awarded to or earned by the named executive officers for services rendered in all capacities to the Company and Harbor Federal and its subsidiaries during those years.

                                                                               Long-Term
                                                                          Compensation Awards
                                                                       --------------------------
                                            Annual Compensation         Restricted   Securities
          Name and            Fiscal  -------------------------------     Stock      Underlying
    Principal Positions        Year    Salary     Bonus      Other     Award($)/2/  Options(#)/2/
- ----------------------------  ------  --------  ---------  ----------  -----------  -------------

Robert A. Williams              1996  $111,484    $62,235     $14,952           --             --
 Chief Executive Officer,       1995   108,732     31,451      18,113      231,636         54,502
 President and Director         1994   104,489     22,000       8,513           --             --

Norbert J. Luken                1996    88,723     45,963          --           --             --
  Chief Financial Officer,      1995    87,828     23,187          --      123,537         29,069
  Treasurer                     1994    85,471      9,000          --           --             --

__________________
/1/ Reflects annual deferred compensation funded by the payment of premium on life insurance policy and annual director's fees.
/2/  Subject to vesting over five years.


     Stock Options. The following table sets forth information regarding the number and potential value at the end of the year of options held by the named executive officers.

                           Number of Securities          Value of Unexercised
                          Underlying Unexercised         In-the-Money Options
                      Options at Fiscal Year-End (#)  at Fiscal Year-End ($)/1/
                      ------------------------------  --------------------------
                       Exercisable    Unexercisable   Exercisable  Unexercisable
                      -------------  ---------------  -----------  -------------

Robert A. Williams           10,900           43,602       29,975        119,905
Norbert J. Luken              5,814           23,255       15,989         63,951
- ------------------

/1/  Based on the difference between the closing sale price of the Common
     Stock on March 31, 1996 as reported on the Nasdaq National Market ($13.375 per share) and the exercise price ($10.625 per share).

Director Compensation

     Fees. Directors currently receive fees of $800 per monthly meeting. During fiscal 1996, directors' fees totaled $57,600.

     Director Retirement Plan. Harbor Federal has adopted a retirement plan for non-employee directors (the "Director Retirement Plan") for its directors (i) who were members of Harbor Federal's Board of Directors at the date of completion of the conversion of Harbor Federal from mutual to stock form (the "Conversion"), and (ii) who were not then employees. A participant in the Director Retirement Plan will receive, on each of the ten annual anniversary dates of his or her retirement, an amount equal to the product of his or her "benefit percentage," his or her "vested percentage," and the amount of the annual fee he or she received for service on the Board during the calendar year preceding his or her retirement. A participant's "benefit percentage" is based on his or her overall years of service on the Board of Directors of Harbor Federal (and Highland Federal Savings and Loan Association, which merged into Harbor Federal in 1981), and increases in increments of 33-1/3% from 0% for less than six years of service, to 33-1/3% for six years or more of service, to 66-2/3% for 15 years or more of service, to 100% for 25 or more years of service. A participant's "vested percentage" equals 33-1/3% if the participant was serving on the Board on the date of the Conversion, increases to 66-2/3% if the participant completes one year of service following the Conversion, and becomes 100% if the participant completes a second year of service following the Conversion. However, in the event a participant terminates service on the Board due to "disability" or in the event of a "change in control" (as such terms are defined in the Director Retirement Plan), the participant's vested percentage becomes 100% regardless of his or her years of service. This provision may have the effect of deferring a hostile change in control by increasing the costs of acquiring control. If a participant dies, his or her surviving spouse will receive an amount equal to 50% of the benefits that would have been paid to the participant under the Director Retirement Plan if the participant had survived to collect the full benefits payable for retirement or disability (provided that these payments had commenced prior to the participant's death), and had a vested percentage equal to 100%. Notwithstanding the foregoing, if a deceased participant had not both terminated service on the Board prior to his or her death, and had a vested percentage below 100%, the participant's vested percentage is not increased to 100% but is determined pursuant to the schedule set forth above (with no payments being otherwise made). The Director Retirement Plan became effective upon completion of the Conversion. Harbor Federal will pay such benefits from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets are subject to the claims of Harbor Federal's general creditors.

Employment and Severance Agreements

     The Company and Harbor Federal have entered into an employment agreement with Robert A. Williams, President and Chief Executive Officer of Harbor Federal and of the Company. In such capacities, Mr. Williams is responsible for overseeing all operations of Harbor Federal and the Company, and for implementing the policies adopted by the Board of Directors.

     The employment agreement became effective on the date of completion of the Conversion and provides for a term of three years, with an annual base salary equal to Mr. Williams' existing base salary rate in effect on the date of Conversion. On each anniversary date from the date of commencement of the employment agreement, the term of employment is extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Williams has met the required performance standards and that such employment agreement should be extended.
The employment agreement provides Mr. Williams with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. In addition, if the Company terminates Mr. Williams' employment with the Company for any reason other than termination for "just cause", then notwithstanding termination of Mr. Williams' employment and the employment agreement, Mr. Williams' and his dependents shall continue to participate in the Company's group health insurance plan for the life of Mr. Williams. The employment agreement will terminate upon Mr. Williams' death or disability, and is terminable by Harbor Federal for "just cause" as defined in the employment agreement. In the event of termination for just cause, no severance benefits are available. If the Company or Harbor Federal terminates Mr. Williams without just cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional 12-month period. If the employment agreement is terminated due to Mr. Williams' "disability" (as defined in the employment agreement), he will be entitled to a continuation of his salary and benefits for up to 180 days following such termination. In the event of Mr. Williams' death during the term of the employment agreement, his estate will be entitled to receive his salary through the remaining term of the employment agreement. Severance benefits payable to Mr. Williams or to his estate will be paid in a lump sum or in installments, as he (or his estate) elects. Mr. Williams is able to voluntarily terminate his employment agreement by providing 60 days' written notice to the Boards of Directors of Harbor Federal and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     The employment agreement contains provisions stating that in the event of Mr. Williams' involuntary termination of employment in connection with, or within one year after, any change in control of Harbor Federal or the Company, other than for "just cause," Mr. Williams will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of Harbor Federal's or Company's voting stock, the control of the election of a majority of Harbor Federal's or the Company's directors, or the exercise of a controlling influence over the management or policies of Harbor Federal or the Company. In addition, under the employment agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or Harbor Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or Harbor Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The employment agreement with Harbor Federal provides that within 5 business days of a change in control, Harbor Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times Mr. Williams base amount, that will be used to pay Mr. Williams amounts owned to him upon termination other than for just cause within one year of the change in control. The amount to be paid to Mr. Williams from this trust upon his termination is determined according to the procedures outlined in the employment agreement with Harbor Federal, and any money not paid to Mr. Williams is returned to Harbor Federal. The employment agreement also provides for a similar lump sum payment to be made in the event of Mr. Williams' voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. Williams, including (i) the requirement that he perform his principal executive functions more than 35 miles from Harbor Federal's current primary office, (ii) a reduction in his base compensation as then in effect,
(iii) the failure of the Company or Harbor Federal to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to Mr. Williams of duties and responsibilities which are other than those normally associated with his position with Harbor Federal, (v) a material reduction in his authority and responsibility, and (vi) the failure to re-elect Mr. Williams to the Company's or Harbor Federal's Board of Directors. The aggregate payments that would be made to Mr. Williams assuming his termination of employment under the foregoing circumstances at March 31, 1996 would have been approximately $450,000. These provisions may have an anti-takeover effect by making it more
expensive for a potential acquiror to obtain control of the Company.   If Mr.
Williams were to prevail over the Company and Harbor Federal in a legal dispute as to the employment agreement, he would be reimbursed for his legal and other expenses.

     The Company and Harbor Federal have entered into a severance agreement with Norbert J. Luken. The severance agreement became effective on the date of completion of the Conversion and will terminate on the earlier of (a) three years after the date of completion of the Conversion, and (b) the date on which Mr. Luken terminates employment with the Corporation and Harbor Federal, provided that the rights under the severance agreement will continue following termination of employment if the severance agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the severance agreement, the term of the severance agreements may be extended for an additional one year period beyond the then effective expiration date, upon determination by the Board of Directors that the performance of Mr. Luken has met the required performance standards and that such severance agreement should be extended.

     The severance agreement contains provisions stating that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of Harbor Federal or the Company, other than for "just cause," Mr. Luken will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of Harbor Federal's or Company's voting stock, the control of the election of a majority of Harbor Federal's or the Company's directors or the exercise of a controlling influence over the management or policies of Harbor Federal or the Company. In addition, under the severance agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or Harbor Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or Harbor Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The severance agreement with Harbor Federal provides that within 5 business days of a change in control, Harbor Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times the base amount, that will be used to pay amounts owed to him upon termination other than for just cause within one year of the change in control. The amount to be paid to Mr. Luken from this trust upon his termination is determined according to the procedures outlined in the severance agreement with Harbor Federal, and any money not paid to him is returned to Harbor Federal. The severance agreement also provides for a similar lump sum payment to be made in the event of Mr. Luken's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by him, including (i) requiring him to perform his principal executive functions more than 35 miles from Harbor Federal's current primary office, (ii) reducing his base compensation as then in effect, (iii) failing to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) assigning material duties and responsibilities to him which are other than those normally associated with his position with Harbor Federal, and (v) materially diminishing his authority and responsibility. The aggregate payment that would be made to Mr. Luken assuming his termination of employment under the foregoing circumstances at March 31, 1996 would have been approximately $321,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Mr. Luken prevails over the Company and Harbor Federal in a legal dispute as to the severance agreement, he will be reimbursed for his legal and other expenses.

Transactions with Management

     Harbor Federal offers loans to its directors, officers and employees.
These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, Harbor Federal's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of Harbor Federal's capital and surplus (i.e., up to $500,000) to such persons must be approved in advance by a disinterested majority of the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

                                 MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

     The Company has engaged KPMG Peat Marwick LLP, independent certified public accountants, to serve as its independent auditor for the fiscal year ending March 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 705 York Road, Baltimore, Maryland 21204, no later than February 17, 1997. Any such proposal would be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Joyce A. Lancaster

                                 JOYCE A. LANCASTER
                                 SECRETARY
Baltimore, Maryland
June 17, 1996

                                  FORM 10-KSB

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL
YEAR ENDED MARCH 31, 1996 AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HARBOR FEDERAL BANCORP, INC., 705 YORK ROAD, BALTIMORE, MARYLAND 21204.

[X] Please Mark Votes           REVOCABLE PROXY
    As In This Example    HARBOR FEDERAL BANCORP, INC.
                              Baltimore, Maryland


                         ANNUAL MEETING OF STOCKHOLDERS
                                 July 17, 1996

   The undersigned hereby appoints Robert A. Williams and Louis V. Koerber, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Harbor Federal Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders, to be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 17, 1996 at 2:30 p.m., and at any and all adjournments thereof, as follows:

                                                              VOTE
                                                     FOR    WITHHELD    Except
                                                     ---    --------    ------
   1.  The election as directors of all
       nominees listed below (except as
       marked to the contrary below).                [ ]       [ ]        [ ]

       J. Kemp Roche
       Gideon N. Stieff, Jr.

       INSTRUCTION: To withhold your vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.

       ------------------------------------

   The Board of Directors recommends a vote "FOR" the listed proposition.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
                                ----------------
Please be sure to sign and date | (Date)       |
  this Proxy in the box below.  |              |
- -----------------------------------------------|
|                                              |   THIS PROXY IS SOLICITED BY
|                                              |   THE BOARD OF DIRECTORS
|_Stockholder sign above__ Co-holder (if any)__|
                              Sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                         HARBOR FEDERAL BANCORP, INC.
                              Baltimore, Maryland

   Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

   The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the annual meeting, a proxy statement dated June 17, 1996 and an annual report to stockholders.

   Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY